                                                                    EXHIBIT 4(U)

NUMBER                                                                   SHARES

                           [CERTIFICATE OF DELAWARE]

                         BAY VIEW CAPITAL CORPORATION

       4% Series A Convertible Preferred Stock, par value $.01 per share


This Certifies that____________________________________________________________
is the owner of ________________________________Shares of the Capital Stock of

                         BAY VIEW CAPITAL CORPORATION
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof. the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this_____________day of______________A.D. ______




______________________________                   ______________________________
Douglas J. Wallis, Secretary                     Roger B. Goldstein, President